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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Warner-Lambert Company of our report dated January 25, 1999 appearing on page 46 of Warner-Lambert Company's 1998 Annual Report on Form 10-K, as amended, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of such Annual Report on Form 10-K, as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
April 19, 1999